Exhibit 99.1
STRYKER REPORTS THIRD QUARTER 2021 OPERATING RESULTS
Kalamazoo, Michigan - October 28, 2021 - Stryker (NYSE:SYK) reported operating results for the third quarter of 2021:
Third Quarter Results
•Reported net sales increased 11.3% from 2020 and 16.0% from 2019 to $4.2 billion
•Organic net sales increased 4.5% from 2020 and 8.4% from 2019
•Reported operating income margin of 13.8%
•Adjusted operating income margin(1) contracted 260 bps to 25.4%
•Reported EPS decreased 30.1% to $1.14
•Adjusted EPS(1) increased 2.8% to $2.20

In addition to sales growth analysis versus 2020, we are including sales growth versus 2019 as 2019 provides a more normal baseline for comparison given the variability caused by the COVID-19 pandemic throughout 2020.

	Third Quarter Net Sales Growth Overview
	From 2020					From 2019
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic
Orthopaedics	16.1%	0.6%	15.5%	17.3%	(1.8)%	21.3%	1.4%	19.9%	17.9%	2.0%
MedSurg	9.4	0.5	8.9	0.1	8.8	12.8	0.8	12.0	0.1	11.9
Neurotechnology and Spine	7.3	0.9	6.4	0.3	6.1	13.7	1.5	12.2	0.4	11.8
Total	11.3%	0.6%	10.7%	6.2%	4.5%	16.0%	1.2%	14.8%	6.4%	8.4%

"Our teams showed strong resilience and delivered solid quarterly financial results despite a resurgence of COVID-19 that intensified through the quarter," said Kevin Lobo, Chair and Chief Executive Officer. "This latest spike mostly impacted our U.S. implant related businesses as scheduled procedures were deferred. Despite those impacts, we delivered strong growth in our MedSurg and NeuroTech businesses and are ready to support our customers as the pandemic recedes."
Sales Analysis Compared to 2020 and 2019
Consolidated net sales of $4.2 billion increased 11.3% in the quarter and 10.7% in constant currency from 2020. Organic net sales increased 4.5% in the quarter including 5.2% from increased unit volume partially offset by 0.7% from lower prices. From 2019 consolidated net sales increased 16.0% in the quarter and 14.8% in constant currency. Organic net sales increased 8.4% in the quarter including 10.6% from increased unit volume partially offset by 2.2% from lower prices.
Orthopaedics net sales of $1.5 billion increased 16.1% in the quarter and 15.5% in constant currency from 2020. Organic net sales decreased 1.8% in the quarter including 1.2% from decreased unit volume and 0.6% from lower prices. From 2019 Orthopaedics net sales increased 21.3% in the quarter and 19.9% in constant currency. Organic net sales increased 2.0% in the quarter including 4.8% from increased unit volume partially offset by 2.8% from lower prices.
MedSurg net sales of $1.8 billion increased 9.4% in the quarter and 8.9% in constant currency from 2020. Organic net sales increased 8.8% in the quarter including 9.6% from increased unit volume partially offset by 0.8% from lower prices. From 2019 MedSurg net sales increased 12.8% in the quarter and 12.0% in constant currency. Organic net sales increased 11.9% in the quarter including 13.4% from increased unit volume partially offset by 1.5% from lower prices.
Neurotechnology and Spine net sales of $0.9 billion increased 7.3% in the quarter and 6.4% in constant currency from 2020. Organic net sales increased 6.1% in the quarter including 6.7% from increased unit volume partially offset by 0.6% from lower prices. From 2019 Neurotechnology and Spine net sales increased 13.7% in the quarter and 12.2% in constant currency. Organic net sales increased 11.8% in the quarter including 14.2% from increased unit volume partially offset by 2.4% from lower prices.
Earnings Analysis Compared to 2020
Reported net earnings of $438 million decreased 29.5% in the quarter. Reported net earnings per diluted share of $1.14 decreased 30.1% in the quarter. Reported gross profit margin and reported operating income margin were 63.5% and 13.8% in the quarter. In the quarter, an impairment charge of $105 million was recorded for certain long-lived and intangible assets resulting from price reductions on our trauma and joint replacement products in China based on the outcome of the regional and national volume-based procurement programs. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, restructuring-related and other charges, costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 66.3% in the quarter, and adjusted operating income margin(1) was 25.4% in the quarter. Adjusted net earnings(1) of $842 million increased 3.7% in the quarter. Adjusted net earnings per diluted share(1) of $2.20 increased 2.8% in the quarter.

2021 Outlook
We continue to monitor and evaluate the impact the global response to the COVID-19 pandemic has had, and will continue to have, on our operations and financial results. Based on third quarter performance, the volatility experienced as a result of COVID as well as the labor and staffing environment in healthcare potentially hindering an accelerated recovery, we now expect 2021 organic net sales growth to be in the range of 7% to 8% from 2019, and now expect adjusted net earnings per diluted share(2) to be in the range of $9.08 to $9.15, including the full year impact of the acquisition of Wright Medical. If foreign currency exchange rates hold near current levels, we expect EPS will be positively impacted by approximately $0.05 to $0.10 for the full year.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, acquisition-related expenses and fair value adjustments to inventory and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.
Conference Call on Thursday, October 28, 2021
As previously announced, Stryker will host a conference call on Thursday, October 28, 2021 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended September 30, 2021 and provide an operational update.
To participate in the conference call dial (833) 979-2711 (domestic) or (236) 714-2206 (international) and enter passcode 7351349.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on the Investor Relations page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Thursday, October 28, 2021, until 11:59 p.m., Eastern Time, on Thursday, November 4, 2021. To hear this recording, you may dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and enter passcode 7351349.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the impact on our operations and financial results of the COVID-19 pandemic and any related policies and actions by governments or other third parties; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Wright Medical Group N.V. ("Wright"); the effects of the Wright acquisition on the parties' relationships with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products, including Wright products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Wright; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The Company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. More information is available at www.stryker.com.

For investor inquiries please contact:
Preston Wells, Vice President, Investor Relations at 269-385-2600 or preston.wells@stryker.com

For media inquiries please contact:
Yin Becker, Vice President, Chief Corporate Affairs Officer at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Nine Months
	2021	2020	% Change	2021	2020	% Change
Net sales	$4,160	$3,737	11.3%	$12,407	$10,089	23.0%
Cost of sales	1,518	1,276	19.0	4,484	3,749	19.6
Gross profit	$2,642	$2,461	7.4%	$7,923	$6,340	25.0%
% of sales	63.5%	65.9%		63.9%	62.8%
Research, development and engineering expenses	306	242	26.4	904	729	24.0
Selling, general and administrative expenses	1,602	1,244	28.8	4,682	3,799	23.2
Recall charges	16	2	nm	98	(4)	nm
Amortization of intangible assets	144	114	26.3	474	342	38.6
Total operating expenses	$2,068	$1,602	29.1%	$6,158	$4,866	26.6%
Operating income	$574	$859	(33.2)%	$1,765	$1,474	19.7%
% of sales	13.8%	23.0%		14.2%	14.6%
Other income (expense), net	(79)	(79)	—	(241)	(191)	26.2
Earnings before income taxes	$495	$780	(36.5)%	$1,524	$1,283	18.8%
Income taxes	57	159	(64.2)	192	252	(23.8)
Net earnings	$438	$621	(29.5)%	$1,332	$1,031	29.2%
Net earnings per share of common stock:
Basic	$1.17	$1.66	(29.5)%	$3.54	$2.75	28.7%
Diluted	$1.14	$1.63	(30.1)%	$3.48	$2.71	28.4%
Weighted-average shares outstanding (in millions):
Basic	377.1	375.7		376.8	375.3
Diluted	382.7	380.2		382.3	380.0

CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30	December 31
	2021	2020
Assets
Cash and cash equivalents	$2,563	$2,943
Marketable securities	76	81
Accounts receivable, net	2,817	2,701
Inventories	3,434	3,494
Prepaid expenses and other current assets	570	488
Total current assets	$9,460	$9,707
Property, plant and equipment, net	2,746	2,752
Goodwill and other intangibles, net	17,951	18,332
Noncurrent deferred income tax assets	1,860	1,530
Other noncurrent assets	2,128	2,009
Total assets	$34,145	$34,330
Liabilities and shareholders' equity
Current liabilities	$4,449	$5,041
Long-term debt, excluding current maturities	12,629	13,230
Income taxes	929	990
Other noncurrent liabilities	1,960	1,985
Shareholders' equity	14,178	13,084
Total liabilities and shareholders' equity	$34,145	$34,330

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months
	2021	2020
Operating activities
Net earnings	$1,332	$1,031
Depreciation	278	247
Amortization of intangible assets	474	342
Changes in operating assets, liabilities, income taxes payable and other, net	179	420
Net cash provided by operating activities	$2,263	$2,040
Investing activities
Acquisitions, net of cash acquired	$(226)	$(26)
Purchases of property, plant and equipment	(319)	(322)
Change in marketable securities, net	5	10
Other investing, net	(5)	(11)
Net cash used in investing activities	$(545)	$(349)
Financing activities
Borrowings (payments) of debt, net	$(1,139)	$1,796
Payments of dividends	(713)	(647)
Other financing, net	(225)	(103)
Net cash provided by (used in) financing activities	$(2,077)	$1,046
Effect of exchange rate changes on cash and cash equivalents	(21)	9
Change in cash and cash equivalents	$(380)	$2,746

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STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Nine Months
			Percentage Change				Percentage Change
	2021	2020	As Reported	Constant Currency	2021	2020	As Reported	Constant Currency
Geographic:
United States	$3,019	$2,748	9.9%	9.9%	$8,903	$7,357	21.0%	21.0%
International	1,141	989	15.3	12.8	3,504	2,732	28.2	21.1
Total	$4,160	$3,737	11.3%	10.7%	$12,407	$10,089	23.0%	21.0%
Segment:
Orthopaedics	$1,529	$1,317	16.1%	15.5%	$4,641	$3,433	35.2%	33.0%
MedSurg	1,755	1,600	9.4	8.9	5,124	4,546	12.7	11.2
Neurotechnology and Spine	876	820	7.3	6.4	2,642	2,110	25.2	22.8
Total	$4,160	$3,737	11.3%	10.7%	$12,407	$10,089	23.0%	21.0%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2021	2020	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$439	$435	0.8%	0.3%	(3.3)%	13.9%	11.7%
Hips	328	334	(1.6)	(2.3)	(10.6)	16.7	14.5
Trauma and Extremities	639	430	49.0	48.2	56.9	33.4	30.9
Other	123	118	3.4	3.2	(0.2)	19.4	18.2
	$1,529	$1,317	16.1%	15.5%	13.6%	22.4%	20.2%
MedSurg:
Instruments	$525	$467	11.5%	10.9%	12.4%	7.9%	5.5%
Endoscopy	525	467	12.2	11.8	9.9	22.5	20.1
Medical	636	600	6.1	5.5	9.2	(3.5)	(6.0)
Sustainability	69	66	4.2	4.1	3.9	25.8	19.0
	$1,755	$1,600	9.4%	8.9%	10.1%	6.8%	4.4%
Neurotechnology and Spine:
Neurotechnology	$594	$518	14.7%	13.6%	10.6%	21.4%	18.5%
Spine	282	302	(5.4)	(5.9)	(8.0)	1.6	(0.3)
	$876	$820	7.3%	6.4%	3.1%	15.7%	13.0%
Total	$4,160	$3,737	11.3%	10.7%	9.9%	15.3%	12.8%

	Nine Months
					United States	International
			Percentage Change
	2021	2020	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$1,325	$1,108	19.5%	17.8%	15.8%	31.0%	23.6%
Hips	990	866	14.4	12.1	7.4	27.5	20.9
Trauma and Extremities	1,953	1,152	69.6	66.5	80.8	48.5	40.2
Other	373	307	21.6	20.6	11.0	82.2	74.3
	$4,641	$3,433	35.2%	33.0%	33.6%	39.1%	31.6%
MedSurg:
Instruments	$1,511	$1,308	15.4%	13.9%	13.9%	20.9%	13.8%
Endoscopy	1,512	1,238	22.1	20.7	18.2	38.4	31.0
Medical	1,898	1,819	4.4	2.7	7.0	(3.3)	(9.6)
Sustainability	203	181	12.1	12.0	11.6	59.2	48.4
	$5,124	$4,546	12.7%	11.2%	12.3%	14.0%	7.1%
Neurotechnology and Spine:
Neurotechnology	$1,775	$1,370	29.6%	26.9%	27.4%	33.1%	26.2%
Spine	867	740	17.1	15.3	12.5	29.5	22.6
	$2,642	$2,110	25.2%	22.8%	21.5%	32.2%	25.2%
Total	$12,407	$10,089	23.0%	21.0%	21.0%	28.2%	21.1%

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Nine Months
			Percentage Change				Percentage Change
	2021	2019	As Reported	Constant Currency	2021	2019	As Reported	Constant Currency
Geographic:
United States	$3,019	$2,644	14.2%	14.2%	$8,903	$7,918	12.4%	12.4%
International	1,141	943	21.0	16.6	3,504	2,835	23.6	18.5
Total	$4,160	$3,587	16.0%	14.8%	$12,407	$10,753	15.4%	14.0%
Segment:
Orthopaedics	$1,529	$1,262	21.3%	19.9%	$4,641	$3,785	22.6%	21.1%
MedSurg	1,755	1,552	12.8	12.0	5,124	4,680	9.5	8.6
Neurotechnology and Spine	876	773	13.7	12.2	2,642	2,288	15.5	13.7
Total	$4,160	$3,587	16.0%	14.8%	$12,407	$10,753	15.4%	14.0%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2021	2019	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$439	$426	3.0%	2.0%	1.2%	8.4%	4.5%
Hips	328	332	(1.1)	(2.4)	(5.8)	7.2	3.5
Trauma and Extremities	639	407	57.4	55.2	71.1	32.7	27.2
Other	123	97	26.7	26.1	19.8	61.0	57.0
	$1,529	$1,262	21.3%	19.9%	22.2%	19.2%	14.9%
MedSurg:
Instruments	$525	$452	15.3%	14.3%	15.9%	12.9%	8.6%
Endoscopy	525	474	10.8	10.2	10.9	10.1	7.5
Medical	636	554	14.9	13.9	12.5	24.5	19.5
Sustainability	69	72	(4.9)	(5.0)	(5.3)	34.5	27.7
	$1,755	$1,552	12.8%	12.0%	12.0%	16.3%	12.3%
Neurotechnology and Spine:
Neurotechnology	$594	$490	21.2%	19.3%	12.6%	36.7%	31.1%
Spine	282	283	0.8	(0.3)	(3.5)	13.1	8.8
	$876	$773	13.7%	12.2%	6.2%	29.8%	24.6%
Total	$4,160	$3,587	16.0%	14.8%	14.2%	21.0%	16.6%

	Nine Months
					United States	International
			Percentage Change
	2021	2019	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$1,325	$1,305	1.5%	0.3%	0.3%	5.0%	0.6%
Hips	990	1,011	(2.1)	(3.6)	(5.8)	4.4	0.4
Trauma and Extremities	1,953	1,197	63.2	60.8	77.4	38.0	31.8
Other	373	272	37.3	36.4	30.4	68.6	63.3
	$4,641	$3,785	22.6%	21.1%	24.1%	19.4%	14.4%
MedSurg:
Instruments	$1,511	$1,417	6.6%	5.5%	4.4%	14.8%	9.7%
Endoscopy	1,512	1,424	6.2	5.6	3.8	15.7	12.7
Medical	1,898	1,627	16.7	15.5	13.1	30.2	24.3
Sustainability	203	212	(4.4)	(4.5)	(4.8)	31.7	23.3
	$5,124	$4,680	9.5%	8.6%	6.7%	20.7%	16.0%
Neurotechnology and Spine:
Neurotechnology	$1,775	$1,443	23.0%	20.9%	14.4%	38.7%	32.6%
Spine	867	845	2.6	1.3	(4.1)	23.2	17.6
	$2,642	$2,288	15.5%	13.7%	6.8%	34.3%	28.3%
Total	$12,407	$10,753	15.4%	14.0%	12.4%	23.6%	18.5%
Note: Third quarter 2021 had the same number of selling days as 2020 and 2019. The nine months 2021 had one less selling day than 2020 and the same number of selling days as 2019.

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth; percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted effective income tax rate; adjusted net earnings; adjusted net earnings per diluted share (Diluted EPS); free cash flow; and free cash flow conversion. We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and divestitures, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions and divestitures. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. To measure free cash flow, we adjust cash provided by operating activities by the amount of purchases of property, plant and equipment and proceeds from long-lived asset disposals and remove the impact of certain legal settlements and recall payments. To measure free cash flow conversion we divide free cash flow by adjusted net earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period.

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2021	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,642	$1,602	$306	$574	$(79)	$438	11.5%	$1.14
Reported percent net sales	63.5%	38.5%	7.4%	13.8%	(1.9)%	10.5%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	94	—	—	94	—	73	1.9	0.19
Other acquisition and integration-related	—	(32)	—	32	—	24	0.8	0.06
Amortization of purchased intangible assets	—	—	—	144	—	114	2.0	0.30
Restructuring-related and other charges (b)	20	(158)	—	178	—	165	(2.6)	0.44
Medical device regulations (c)	1	—	(26)	27	—	23	(0.1)	0.06
Recall-related matters (d)	—	—	—	16	—	12	0.3	0.03
Regulatory and legal matters (e)	—	7	—	(7)	—	(7)	0.2	(0.02)
Tax matters (f)	—	—	—	—	—	—	—	—
Adjusted	$2,757	$1,419	$280	$1,058	$(79)	$842	14.0%	$2.20
Adjusted percent net sales	66.3%	34.1%	6.7%	25.4%	(1.9)%	20.2%

Three Months 2020	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,461	$1,244	$242	$859	$(79)	$621	20.4%	$1.63
Reported percent net sales	65.9%	33.3%	6.5%	23.0%	(2.1)%	16.6%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	—	—	—	—	—	—	—	—
Other acquisition and integration-related	—	(29)	—	29	—	24	0.1	0.07
Amortization of purchased intangible assets	—	—	—	114	—	93	0.4	0.25
Restructuring-related and other charges (b)	—	(29)	—	29	—	26	(0.1)	0.06
Medical device regulations (c)	—	—	(13)	14	—	11	0.1	0.03
Recall-related matters (d)	—	—	—	2	—	2	(0.2)	0.01
Regulatory and legal matters (e)	—	—	—	—	—	—	—	—
Tax matters (f)	—	—	—	—	—	35	(4.6)	0.09
Adjusted	$2,461	$1,186	$229	$1,047	$(79)	$812	16.1%	$2.14
Adjusted percent net sales	65.9%	31.7%	6.1%	28.0%	(2.1)%	21.7%

Nine Months 2021	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$7,923	$4,682	$904	$1,765	$(241)	$1,332	12.6%	$3.48
Reported percent net sales	63.9%	37.7%	7.3%	14.2%	(1.9)%	10.7%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	231	—	—	231	—	176	1.4	0.46
Other acquisition and integration-related	—	(264)	—	264	—	204	1.4	0.53
Amortization of purchased intangible assets	—	—	—	474	—	378	1.7	0.99
Restructuring-related and other charges (b)	20	(189)	—	209	11	198	(0.7)	0.52
Medical device regulations (c)	2	—	(70)	72	—	60	0.1	0.16
Recall-related matters (d)	—	—	—	98	—	85	(0.1)	0.22
Regulatory and legal matters (e)	—	16	—	(16)	(3)	(19)	0.2	(0.05)
Tax matters (f)	—	—	—	—	—	26	(1.8)	0.07
Adjusted	$8,176	$4,245	$834	$3,097	$(233)	$2,440	14.8%	$6.38
Adjusted percent net sales	65.9%	34.2%	6.7%	25.0%	(1.9)%	19.7%

Nine Months 2020	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$6,340	$3,799	$729	$1,474	$(191)	$1,031	19.6%	$2.71
Reported percent net sales	62.8%	37.7%	7.2%	14.6%	(1.9)%	10.2%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	9	—	—	9	—	6	0.1	0.02
Other acquisition and integration-related	—	(76)	—	76	—	60	0.4	0.16
Amortization of purchased intangible assets	—	—	—	342	—	277	1.0	0.73
Restructuring-related and other charges (b)	36	(256)	—	292	—	238	0.8	0.62
Medical device regulations (c)	1	—	(59)	60	—	47	0.3	0.12
Recall-related matters (d)	—	—	—	(4)	—	(2)	(0.2)	—
Regulatory and legal matters (e)	—	(5)	—	5	—	6	(0.2)	0.02
Tax matters (f)	—	—	—	—	7	93	(6.6)	0.24
Adjusted	$6,386	$3,462	$670	$2,254	$(184)	$1,756	15.2%	$4.62
Adjusted percent net sales	63.3%	34.3%	6.6%	22.3%	(1.8)%	17.4%

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions.
(b)	Charges represent the costs associated with the termination of sales relationships in certain countries, workforce reductions, elimination of product lines, certain long-lived asset impairments and associated costs and other restructuring-related activities.
(c)	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union and China.
(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve certain recall-related matters.
(e)	Our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)	Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the Tax Cuts and Jobs Act of 2017, and the transfer of certain intellectual properties between tax jurisdictions.

Nine Months	2021	2020
Cash provided by operating activities	$2,263	$2,040
Net earnings	1,332	1,031
Conversion	169.9%	197.9%

Cash provided by operating activities	$2,263	$2,040
Purchases of property, plant and equipment	(319)	(322)
Proceeds from long-lived asset disposals	7	—
Recall payments	180	13
Free cash flow	$2,131	$1,731
Adjusted net earnings	2,440	1,756
Free cash flow conversion	87.3%	98.6%